UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 963-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of Energous Corporation (the “Company”) conducted a process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. As a result of this process, on April 11, 2024, the Committee appointed BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Also on April 11, 2024, the Company, with the approval of the Committee, dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Marcum on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through April 11, 2024, there were (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum provide the Company with a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the above statements. A copy of Marcum’s letter, dated April 15, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through April 11, 2024, neither the Company nor anyone on its behalf consulted BPM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that BPM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of BPM as the Company’s independent registered public accounting firm, the Committee considered all relevant factors, including any non-audit services previously provided by BPM to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Marcum LLP to the Securities and Exchange Commission, dated April 15, 2024
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: April 16, 2024	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Financial Officer